UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2005

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	8091 Wallace Road, Eden Prairie, MN (Address of principal executive offices)	55344 (Zip Code)

(952) 294-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

     On January 28, 2005, Famous Dave’s of America, Inc. (the “Company”) and its subsidiaries (collectively with the Company as the “Borrower”) entered into a five year Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and lender (the “Lender”). The Credit Agreement establishes a revolving credit facility of $10 million (the “Facility”). Principal amounts outstanding under the Facility will bear interest either at an adjusted Eurodollar rate plus 3.50% or Wells Fargo’s prime rate plus 2.00%. Unused portions of the Facility will be subject to an unused Facility fee equal to 0.5% of the unused portion.

     The Company expects to use any borrowings under the Credit Agreement for general working capital purposes. Under the Credit Agreement, Borrower has granted the Lender a security interest in all current and future personal property of the Borrower.

     The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Borrowers with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets and transactions with affiliates of the Borrowers, among others. The Credit Agreement also includes financial covenants.

     On January 31, 2005, the Registrant issued a press release disclosing the execution of the Credit Agreement. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Famous Dave’s of America, Inc. Press Release dated January 31, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC. (REGISTRANT)
Date: January 31, 2005	By:	/s/ Diana G. Purcel
	Name:	Diana G. Purcel
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 31, 2005.